Exhibit 10.65

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Lease Amendment”) is dated as of February 1, 2008, by and between JCM MANAGEMENT LLC, an Ohio limited liability company (“Landlord”), and STYLIN’ CONCEPTS CORP., an Ohio corporation (“Tenant”).

BACKGROUND

A. WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated January 1, 2003, and amended as of October 3, 2003 (as amended, the “Lease”), whereby Tenant leased from Landlord certain real property located at 7820 E. Pleasant Valley Road, Independence, Ohio, as more particularly described in the Lease (the “Premises”).

B. WHEREAS, Landlord and Tenant subsequently agreed to extend the expiration of the term of the Lease until January 31, 2008, on the same terms and conditions as set forth in the Lease.

C. WHEREAS, Tenant and Landlord desire to further amend the Lease to provide for the matters contained herein.

NOW, THEREFORE, for good and valuable consideration received by each of them, the parties agree as follows:

TERMS

1. Defined Terms. Unless otherwise defined herein or unless the context clearly requires a different meaning, the capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2. Term. Section 2(a) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) Unless sooner terminated under the provisions of this Lease, the initial term of this Lease shall expire on January 31, 2013 (the ‘Initial Term’); provided, however, that, so long as Tenant is not then in default under any of the terms of the Lease beyond any applicable notice and grace periods, Tenant may, by giving written notice no less than 180 days prior to the expiration date of the then-current term, extend the term of this Lease for two additional periods of five years each (each additional period, an ‘Additional Term’) on the same terms as set forth herein, except that the Rent (hereinafter defined) to be paid during such Additional Term shall be as set forth in Section 3(b) of the Lease. The Initial Term and any Additional Term(s) are hereinafter referred to collectively as the ‘Term.’”

3. Rent. Section 3(a) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) Commencing on February 1, 2008, Tenant shall pay Landlord annual rent (“Rent”) of $200,000 per year, payable in equal monthly installments of $16,666.67 on the first day of each month during the Initial Term. If this Lease shall commence on a day other than the first day of a month, or shall expire on a day other than the last day of a month, the installment of Rent for such month shall be prorated based on a ratio the numerator of which shall be the number of days during such month that this Lease was in effect and the denominator of which shall be the total number of days in such month. The foregoing notwithstanding, Rent for the months of February, March and April, 2008 shall be abated and Rent payments shall recommence on May 1, 2008.”

4. Assignments and Subletting. Section 10 of the Lease (as revised by Section 5 of the amendment to Lease) is hereby deleted in its entirety and the following is substituted in lieu thereof:

“10. Assignment and Subletting.

(a) In connection with a conveyance of the Premises by Landlord, Landlord shall have the right to assign this Lease to the buyer of the Premises without the consent of Tenant. For purposes of this Second Lease Amendment, the term “conveyance” shall include, without limitation, in addition to any sale to an unrelated party, any change in the equity ownership of Landlord for estate planning purposes or in connection with an internal restructuring of Tenant, or the conveyance to any entity directly or indirectly controlling, controlled by, or under common control with Landlord or the acquirer of all or substantially all of the assets or equity interests of Landlord.

(b) Tenant shall not Transfer (defined herein) or permit to be Transferred this Lease or an interest therein or the estate created thereby without Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned, or delayed.

(c) ‘Transfer’ includes the occurrence of any of the following events, whether such events occur by action of Tenant, inaction of Tenant, or by operation of law: (i) any conveyance of any right of occupancy granted under this Lease, whether by sale, assignment, sublease, license, concession, franchise, or otherwise to any entity other than Tenant (including to any entity owned or controlled by Tenant, any entity which owns or controls Tenant, or any other entity related to or affiliated with Tenant); (ii) any encumbrance of the estate or interest created by this Lease, whether by mortgage, lien, pledge, or otherwise; and/or (iii) any arrangement (including without limitation management agreements and office sharing agreements) that allows the use or occupancy of all or part of the Premises by anyone or any entity other than Tenant; provided, however, that the following events shall not be considered a ‘Transfer’ for purposes of this Lease: (x) any change in ownership or power to vote, on a cumulative basis, of a majority’s of Tenant’s outstanding stock, partnership interests, or other ownership interests, (y) the merger or consolidation of the Tenant with or into one or more other entities, and (z) an assignment or other transfer of this Lease to any entity directly or indirectly controlling, controlled by, or under common control with Tenant or the acquirer of all or substantially all of the assets or equity interests of Tenant.

(d) In the event of a permitted Transfer pursuant to clauses (c)(i) or (iii) above which involves the use of any currently occupied portion of the Premises, Landlord and Tenant shall share equally all monthly rents payable by the transferee which are in excess of the monthly Rent payable by Tenant under this Lease, after deducting the reasonable out-of-pocket costs Tenant incurs to third parties in connection with such Transfer.”

5. Storage. Tenant agrees that Landlord shall have the right to store materials, without charge, in 1,000 square feet of the warehouse portion of the Premises. Landlord and Tenant shall agree on and designate a mutually agreeable location for such storage. Such right to store materials is subject to the following terms and conditions:

a.	Landlord shall not interfere with Tenant’s use or occupancy of the Premises.

b.	Landlord shall not store any Hazardous Substances in the Premises.

c.	To the extent not prohibited by law or caused by the gross negligence or willful misconduct of Tenant: (i) Landlord hereby expressly waives all claims and rights of recovery against Tenant and its officers, agents, directors, representatives, shareholders, members, subsidiaries, affiliates, related entities, partners, employees and lenders (collectively, “Tenant’s Indemnitees”) for any loss or damage to any property of Landlord stored at the Premises, regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect, and (ii) Landlord further agrees that all such property of Landlord stored at the Premises shall be at the risk of Landlord only and Tenant and Tenant’s Indemnitees shall not be liable for any loss or damage thereto or theft or conversion thereof and Landlord completely releases and exculpates Tenant and Tenant’s Indemnitees therefrom.

d.	To the extent not prohibited by law or caused by the gross negligence or willful misconduct of Tenant, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s Indemnitees from and against any and all claims, demands, actions, liabilities, losses, injuries, fines, penalties, liens, damages, costs and expenses (including attorneys’ fees) incurred by Tenant or the Tenant Indemnitees, for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Landlord’s storage of materials in the Premises.

e.	Landlord shall provide Tenant with not less than 24 hours advance verbal or written notice in each instance prior to Landlord’s entry upon the Premises for purposes of storing or removing Landlord’s materials from or on the Premises. Tenant shall have the right to accompany Landlord, its agents or representatives upon any such entry upon the Premises. At Tenant’s request, Landlord shall secure Landlord’s stored materials at the Premises in accordance with Tenant’s reasonable instructions.

6. Ratification of Lease. This Second Lease Amendment shall be deemed to form a part of and shall be construed in connection with and as part of the Lease. Except as hereinbefore expressly amended, all of the other terms, covenants, and conditions contained in the Lease shall continue to remain unchanged and in full force and effect and are hereby ratified and confirmed. If a conflict shall arise between the terms and provisions of this Second Lease Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Lease Amendment shall govern.

7. Binding Effect. Each of the provisions of this Second Lease Amendment shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective permitted successors and assigns.

8. Counterparts. This Second Lease Amendment may be executed in multiple copies and multiple counterparts, each of which shall be deemed to form one instrument. Executed facsimile copies of this Agreement or any amendments hereto shall be binding upon the parties, and facsimile signatures appearing hereon or thereon shall be deemed to be original signatures.

9. Time of Essence. Time is of the essence for this Second Lease Amendment.

10. Representation. The undersigned, John A. Milos, hereby represents and warrants that he has full power and authority to execute and deliver this Second Lease Amendment on behalf of Landlord, and, that upon his signature hereto, this Second Lease Amendment shall constitute the legal, valid, and binding obligation of Landlord. The undersigned, Tom West, hereby represents and warrants that he has full power and authority to execute and deliver this Second Lease Amendment on behalf of Tenant, and, that upon his signature hereto, this Second Lease Amendment shall constitute the legal, valid, and binding obligation of Tenant.

11. Governing Law. This Second Lease Amendment shall be governed by and construed under Ohio law, without regard to conflict of laws principles.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Lease Amendment as of the day and year first above shown.

LANDLORD:

JCM MANAGEMENT LLC, an Ohio limited liability company

By:	/s/ John A. Milos
Print Name: John A. Milos
Title:	President

TENANT:

STYLIN’ CONCEPTS CORP., an Ohio corporation

By:	/s/ Tom West
Print Name: Tom West
Title:	CEO

036797, 000003, 101958505.3, Second Amendment to Lease 1-22-08